Exhibit 99.9
(Text of graph posted to Ashland Inc.'s website concerning
 Ashland Water Technologies Gross Profit)
3 Month Rolling Average (%)
	2002	2003	2004	2005	2006	2007
January	51.3	51.1	50.7	49.0	48.2	39.1
February	51.5	51.2	50.1	49.4	47.5	38.4
March	51.6	51.0	50.1	48.0	47.2	38.8
April	52.1	50.7	49.7	48.2	46.8	39.6
May	51.9	49.9	49.3	47.5	46.6	39.6
June	51.1	49.5	48.9	46.9	45.5	38.2
July	50.6	49.6	48.8	46.6	42.3	39.3
August	50.1	50.1	48.4	47.2	39.6	39.0
September	50.7	49.8	47.8	47.2	38.4	39.6
October	50.6	49.6	47.9	47.4	38.7	39.0
November	50.9	50.1	47.6	47.5	39.9	39.6
December	51.2	50.4	49.4	48.5	40.3

12 Month Rolling Average (%)
	2002	2003	2004	2005	2006	2007
January	50.2	51.1	50.1	48.8	47.6	41.0
February	50.4	51.0	50.1	48.7	47.4	40.5
March	50.7	51.0	50.0	48.5	47.4	40.2
April	50.9	50.8	49.9	48.5	47.2	39.8
May	51.1	50.5	49.9	48.2	47.2	39.4
June	51.0	50.6	49.8	48.0	46.9	38.9
July	51.0	50.5	49.7	47.9	45.7	39.2
August	51.0	50.5	49.5	47.9	44.5	39.2
September	51.2	50.4	49.3	47.8	43.7	39.2
October	51.1	50.2	49.2	47.7	43.0	39.3
November	51.1	50.3	48.8	47.9	42.4	39.2
December	51.1	50.2	49.0	47.6	41.9